FACILITY AGREEMENT





                            PLM INTERNATIONAL, INC.,
                                    Borrower


                                       and



                                MEESPIERSON N.V.,

                                     Lender



                               Dated: May 6, 1999

                                      INDEX

SECTION No./SUBJECT MATTER
                                                                 PAGE NO.

1.    DEFINITIONS.................................................... 1
2.    REPRESENTATIONS AND WARRANTIES.................................17
3.    CONDITIONS PRECEDENT...........................................20
4.    THE FACILITY...................................................23
5.    DRAWDOWN.......................................................23
6.    PAYMENTS.......................................................24
7.    INTEREST, RATE AND DEFAULT RATE................................24
8.    PREPAYMENT/REPAYMENT/TERMINATION...............................25
9.    EVENT OF LOSS OR SALE OF EQUIPMENT; MANDATORY PREPAYMENT.......27
10.   FINANCIAL INFORMATION..........................................29
11.   COVENANTS......................................................29
12.   CURRENCY OF ACCOUNT............................................31
13.   ACCOUNTS AND PAYMENTS; EARNINGS ACCOUNT PLEDGE.................31
14.   TAXES..........................................................33
15.   INCREASED COSTS................................................34
16.   EVENTS OF DEFAULT..............................................35
17.   SYNDICATION....................................................37
18.   BENEFIT OF AGREEMENT...........................................39
19.   MISCELLANEOUS..................................................39
20.   COSTS..........................................................40
21.   NOTICES........................................................41
22.   GOVERNING LAW, JURISDICTION, JURY WAIVER.......................41

EXHIBITS                           CONTENTS


     A          FORM OF PROMISSORY NOTE
     B          FORM OF CHATTEL MORTGAGE AND SECURITY AGREEMENT
     C          FORM OF NOTICE OF ASSIGNMENT OF EARNINGS
     D          FORM OF CONSENT AND AGREEMENT
     E          FORM OF ASSET BASE CERTIFICATE

                               FACILITY AGREEMENT

         THIS FACILITY AGREEMENT (this "Agreement") is made as of the 6th day of May, 1999 by and between PLM INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware and having its chief executive office at One Market Steuart Street Tower, Suite 800, San Francisco, California 94105 (hereinafter called "the Borrower"), and MEESPIERSON N.V., a company organized and existing under the laws of the Netherlands, having its office located at Coolsingel 93, 3012 AE Rotterdam, The Netherlands (hereinafter called "the Lender").


                          W I T N E S S E T H T H A T:
      WHEREAS:

     (A) At the request of the Borrower, the Lender has agreed to provide the Borrower with a credit facility loan in an aggregate principal amount not to exceed FIFTEEN MILLION UNITED STATES DOLLARS (US$15,000,000), upon the terms and subject to the conditions hereinafter contained, for the exclusive purposes of part-financing the purchase of new and existing refrigerated food service trailers, refrigerated over the road trailers, dry van trailers and other moveable equipment agreed upon by the Lender.

     (B) As security for the performance by the Borrower of its Obligations hereunder, the Borrower has agreed to grant to the Lender and to procure the provision to the Lender of the collateral as referred to herein.

     NOW, THEREFORE, it is agreed as follows:

1.   DEFINITIONS

1.1 In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributable to them below:

"Accounts Receivable" the aggregate Gross Equipment Receivables due and owing as of a certain date;

"Additional Availability Period(s)" each and every extension of the Availability Period for a period of twelve (12) months requested by the Borrower and agreed to in the sole discretion of the Lender pursuant to Subsection 4.2;

"Advance" the amount in United States Dollars made available pursuant to this Agreement to the Borrower on any Drawdown Date;

"Applicable Rate" the rate of interest on the aggregate Advances from time to time applicable pursuant to Subsection 7.1;

"Arrangement Fee" a fee of One Hundred Fifty Thousand United States Dollars (US $150,000) to be paid by the Borrower to the Lender on the date hereof which arrangement fee shall be non-refundable upon receipt thereof by the Lender;

"Asset Base" as of any date during the Availability Period, means an amount equal to seventy percent (70%) of the Net Book Value of the Equipment or seventy percent (70%) of the Purchase Price of the Equipment, whichever is the lower;

"Asset Base Certificate" means (a), if delivered during the Availability Period, a certificate setting forth (i) the components of the Asset Base as of the last day of the month for which such certificate is submitted, as of the Conversion Date or as of a Drawdown Date, as the case may be (the "reference date"), (ii) the average age of the Equipment as of the reference date and evidencing that no Unit is more than the Maximum Age, (iii) the utilization of the Equipment as of Equipment, (v) the Net Book Value of the Equipment as of the reference date,
(vi) the Lessee(s) of the Equipment as of the reference date, (vii) the Lease Rates as of the reference date and (viii) the Outstanding Principal Balance as of the reference date, and (b) if delivered during the Repayment Period, a certificate setting forth items (ii) through (viii) above which certificate shall be substantially in the form of Exhibit E hereto and shall be c Lender;

"Availability Period" the period from the date hereof up to and including the Business Day preceding the first anniversary of the date of this Agreement;

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978, as amended, as codified under Title 11 of the United States Bankruptcy Code, and the Bankruptcy Rules promulgated thereunder;

"Business Day" shall be construed as a reference to a day on which banks are open in Amsterdam, London, San Francisco and New York, as the case may be, for all kinds of business herein contemplated;

"Cash Equivalents" shall mean Investments in (i) direct United States Government or United States agency obligations; (ii) Investments in corporate obligations of "AA" quality or better maturing within one year; (iii) Investments in certificates of deposits issued by the Lender (or any branch thereof) or by any United States commercial bank, the United States branch of any foreign bank, in each case so long as such bank has capital and surplus of not less than the equi (US$50,000,000); (iv) preferred stock Investments rated "AA" or better; and (v) Investments in any state, local or municipal obligations rated "AA" or better, and (vi) all cash collected by the Borrowers,

"Certificate(s) of Title" a certificate (or equivalent) issued by the relevant authority in the State of Registration of any Unit which certificate evidences the Borrower as the legal and registered owner of the such Unit;

"Change of Control" means either (i) any "person" (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of any company or (i) the Board of Directors of any company ceases to consist of a majority of the existing directors of such company;

"Code" the Internal Revenue Code of 1986, as amended, and any successor statute and regulations promulgated thereunder;

"Commitment Fee" a non-refundable fee of one/eighth of one percent (0.125%) per annum of the undrawn portion of the Facility, payable monthly in arrears during the Availability Period, and on the Conversion Date provided if any date on which the fee is payable is not a Business Day, the commitment fee shall be payable on the next following Business Day or, if such Business Day falls in the next calendar month, the commitment fee shall be payable on the preceding Busi date;

"Consent and Agreement" that certain consent and agreement dated on or about the date hereof executed by the Depositary substantially in the form of Exhibit D hereto;

"Consolidated Interest Coverage Ratio" means, on a consolidated basis for the Borrower and its Subsidiaries, measured quarterly as of the last day of each fiscal quarter of the Borrower for the preceding four fiscal quarters, including the fiscal quarter in which such measurement date occurs, the ratio, expressed as a percentage, of (i) operating income plus depreciation and amortization to
(ii) net interest expense , as determined and computed in accordance with GAAP;

"Consolidated Net Income" means for any person, on a consolidated basis, as calculated for any period as of any date of determination, the net income and net losses for such period;

"Consolidated Net Worth" means, on a consolidated basis, as at any date of determination, the difference between Consolidated Total Assets and Consolidated Total Liabilities;

"Consolidated Total Assets" means, on a consolidated basis, as at any date of determination, all assets of the Borrower and its Subsidiaries, as determined and computed in accordance with GAAP, excluding (i) Restricted Cash and (ii) the investment by the Borrower or any Subsidiary in any and all Joint Ventures nonconsolidated with the Borrower and which have Indebtedness, as determined and computed in accordance with GAAP (except to the extent the exclusion of assets in Subsect

"Consolidated Total Liabilities" means, on a consolidated basis, as at any date of determination, all (i) liabilities of (A) the Borrower, and (B) its Subsidiaries, and (ii) all Indebtedness of any and all Joint Ventures nonconsolidated with the Borrower except to the extent such liabilities are Non Recourse Debt to the Borrower and its Subsidiaries, as determined and computed in accordance with GAAP (except to the extent the consolidation of the liabilities described in Subsection

"Conversion Date" the date which is (i)(a) the first anniversary of the date of this Agreement or (b), if the Availability Period is extended pursuant to the provisions of Section 4.2, the applicable anniversary of the date of this Agreement or (ii) such earlier date which follows the occurrence of an Early Amortization Event pursuant to Section 4.2, or if any such date is not a Business Day, the Business Bay immediately preceding such date;

"Counsel to Lender" the law firm of Seward & Kissel, New York, New York, USA or such other counsel as the Lender may designate;

"Debt" debt for borrowed monies according to GAAP;

"Debt Service to Coverage Ratio" the ratio, expressed as a percentage, of EBITDA to scheduled payments of principal and interest in respect of the Borrower's consolidated Indebtedness, determined on the scheduled principal and interest (assuming that the then prevailing interest rates remain in effect for the next twelve (12) months) payments payable over the next twelve (12) month period;

"Default" any event which is or may with the passage of time or the giving of notice or both be one of the events specified in Section 16 hereof;

"Default Rate" has the meaning ascribed thereto in Section 7.1;

"Depositary" the Lender or any banking institution acceptable to the Lender in its the sole discretion initially, First Union Bank of North Carolina;

"Drawdown Date(s)" a date on which an Advance is drawn pursuant to Section 4 hereof;

"Early Amortization Event" the occurrence of any one or more of the following during the Availability Period and any Additional Availability Period, if any, if not cured within thirty (30) days from the date of written notice given by the Lender, or actual knowledge of the Borrower, whichever is the earlier, shall constitute an Early Amortization Event:

(1) any Event of Default under this Agreement which has occurred and is continuing;

(2) a Lessee, the value of whose leased Equipment exceeds forty percent (40%) of the Asset Base, defaults under the relevant Lease or any such Lease is terminated prior to its stated term;

(3) the average age of the Equipment as reported on the Asset Base Certificate most recently received by the Lender is greater than six (6) years;

"Earnings Account" the account maintained by the Borrower with the Depositary, in respect of among other earnings, the Gross Equipment Receivables;

"EBITDA" means, on a consolidated basis, the Guarantor's earnings before interest, taxes, depreciation and amortization (calculated in accordance with GAAP as in effect on the date hereof ) based on the preceding twelve (12) months actual operating income;

"Equipment" the refrigerated food service trailers, refrigerated over the road trailers, dry van trailers and other moveable equipment agreed upon by the Lender (in type, form, price and composition of total portfolio to be specified by the Borrower and acceptable to the Lender) manufactured or to be manufactured by such manufacturers acceptable to the Lender, which Equipment is to be used as security for the obligations of the Borrower hereunder;

"ERISA" the Employment Retirement Income Security Act of 1974, as amended;

"ERISA Affiliate" a trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Sections 414(b),
(c), (m) or (o) of the Code;

"Event of Default" any event specified in Section 16 hereof;

"Existing Equipment" shall mean any and all items of transportation related tangible personal property (including parts) (i) owned directly by the Borrower or pursuant to Subsection (ii)(B) or (ii)(C) of the definition of Collateral Coverage Ratio, or (ii) owned as of June 28, 1996 by PLM Rental, Inc. a wholly-owned Subsidiary of the Borrower; in each case held for sale, lease or rental to third parties;

"Existing Equipment Assets" means any item of the Existing Equipment and any other item of tangible personal property acquired by the Borrower or any Subsidiary for the purpose of lease or sale in connection with the business of the Borrower or such Subsidiary;

"Facility" the loan facility in a maximum aggregate principal amount of up to FIFTEEN MILLION UNITED STATES DOLLARS (US$15,000,000) to be made available to the Borrower by the Lender pursuant to the terms hereof;

"Facility Period" the period from the date of this Agreement to the date upon which (i) no further Advances may be drawn hereunder and (ii) the outstanding Advances and all other amounts due to the Lender pursuant to this Agreement, the Promissory Note and the Security Documents become repayable and are repaid in full or prepaid in full in accordance with the terms of this Agreement;

"Final Repayment Date" the day which falls on the sixth anniversary of the Conversion Date, or, in the event such date is not a Business Day, the next following Business Day shall be considered as being the Final Repayment Date, unless such next following Business Day falls in the next calendar month, in which case the last preceding Business Day shall be considered as being the Final Repayment Date;

"First Drawdown Date" the date on which the first Advance is drawn under this Agreement;

"Funded Debt" of any person shall mean all Indebtedness of such person excluding
(i) Short-Term Warehouse Debt, (ii) Non Recourse Secured Debt and (iii) additional Non Recourse Debt to finance commissions and brokerage fees for a no-load partnership fund secured only by a lien on the management and administrative fees payable to the Borrower and its Subsidiaries by such partnership and the partnership interests of the general partner in such partnership;

"GAAP" generally accepted accounting principles of the United States of America consistently applied, as reflected in pronouncements and practices of the American Institute of Certified Public Accountants;

"Governmental Authority" (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that person has consented;

"Gross Equipment Receivables" the aggregate of all rents and other amounts which are payable by any person to the Borrower or the Leasing Agent, in connection with the purchase, use or insuring of the Equipment or otherwise in respect of the Equipment;

"Growth Funds" means, collectively, PLM Equipment Growth Fund, a California limited partnership, PLM Equipment Growth Fund II, a California limited partnership, PLM Equipment Growth Fund III, a California limited partnership, PLM Equipment Growth Fund IV, a California limited partnership, PLM Equipment Growth Fund V, a California limited partnership, PLM Equipment Growth Fund VI, a California limited partnership, PLM Equipment Growth & Income Fund VII, Professional Lease Management Income Fund I, LLC, a Delaware limited liability company and any other similar California limited partnership hereafter formed for the purpose of owning and holding for lease transportation related equipment, of which PLM Financial Services, Inc., a wholly-owned Subsidiary of the Borrower, shall be the general partner;

"Indebtedness" of any person shall mean without duplication (i) all Debt of such person for borrowed money or which has been incurred by such person in connection with the acquisition of assets, (ii) all capitalized rentals of such person, (iii) all guarantees by such person of Indebtedness for borrowed money of others, and (iv) all obligations and liabilities secured by a security lien (excluding security liens arising by operation of law) on any asset owned by su liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such asset;

"Initial Repayment Date" the day falling three (3) months after the Conversion Date, or, in the event such date is not a Business Day, the next following Business Day shall be considered as being the Initial Repayment Date, unless such next following Business Day falls in the next calendar month, in which case the last preceding Business Day shall be considered as being the Initial Repayment Date;

"Interest Notice" a notice delivered to the Lender pursuant to Section 7 specifying the duration of any relevant Interest Period;

"Interest Period(s)" period(s) of one (1), three (3) or six (6) months selected by the Borrower or such other period(s) as may be agreed between the Borrower and the Lender;

"Investment" means, when used in connection with any person, any investment by or of that person, whether by means of purchase or other acquisition of securities of any other person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other person, including any partnership and joint venture interests of such person in any other person. The amount of any Investment shall be the origin of principal or equity thereon (and without adjustment by reason of the financial condition of such other person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property;

"Joint Venture" means a corporation, partnership, joint venture or other similar legal arrangement (whether created pursuant to contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another person in order to conduct a common venture or enterprise with such person; provided, however, that "Joint Venture" shall not include any Growth Fund or similar syndicated investment funds sponsored by the Borrower;

"Lease(s)" means each and every item of chattel paper, installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) relating to an item of Equipment of which the Borrower or the Leasing Agent is the lessor; the term "Lease" includes (a) all payments to be made thereunder, (b) all rights of the Borrower or the Leasing Agent therein, and (c) any and all amendments, renewals, extensions or guaranties thereof;

"Leasing Agent" PLM Rental, Inc., a corporation organized and existing under the laws of the State of Delaware and a wholly owned Subsidiary of the Borrower;

"Lease Rate(s)" in relation to any Unit, the amount per day payable by the related Lessee to the Borrower or the Leasing Agent pursuant to the terms of the related Lease;

"Lessee(s)" any person who is a party to a Lease as the lessee or the equivalent.

"LIBOR" the rate per annum for the applicable Interest Period (rounded upwards to the nearest one eighth of one percent (1/8%) if necessary) at which the Lender is offered deposits in United States Dollars in an amount equal to the applicable portion of the Outstanding Principal Balance at the beginning of that Interest Period by prime banks in the London Interbank Market at or about 11:00 a.m. London time on the Quotation Date; If no such offering of depos the Lender, then LIBOR shall be the rate per annum which the Lender shall determine to be the arithmetic mean (rounded off as aforesaid) of the offered quotations for such deposits which leading banks in New York City selected by the Lender are quoting in the New York Interbank Market on the Quotation Date (or, if the Quotation Date is not a New York Business Day on the next succeeding New York Business Day) to leading European banks;

"Margin" the rate per annum of one and one half of one percent (11/2%) per annum;

"Material Adverse Change" means as to any person, any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse change whatsoever upon the validity or enforceability of this Agreement, the Promissory Note, or any of the Security Documents to which such person is a party, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of such person, (c) materiall impair the ability of such person to perform its Obligations under this Agreement, the Promissory Note, or any of the Security Documents to which it is a party, or (d) materially impairs or could reasonably be expected to materially impair the ability of the Lender to enforce any of its legal remedies pursuant to this Agreement, the Promissory Note or any of the Security Documents;

"Maximum Age" the maximum age of any refrigerated trailer shall be ten (10) years and the maximum age of any dry van trailer shall be twelve (12) years;

"Maximum Available Amount" the maximum amount of the Facility which may be outstanding at any time and made available to the Borrower pursuant to Section 4 hereof;

"Net Book Value" the book value of the Equipment, calculated in accordance with GAAP and determined using (a) for refrigerated trailers, a 10-year straight line depreciation period and (b) for dry van trailers, a 12-year straight line depreciation period, in each case assuming a 20% salvage value;

"Non Recourse Debt" means Debt with respect to which the Borrower or any Restricted Subsidiary has or will have under any circumstances (except fraud in the making), no personal liability or obligation and has granted no security lien on its property;

"Non Recourse Secured Debt" means Debt with respect to which (i) neither the Borrower nor any Subsidiary has or will have under any circumstances (except fraud in the making), any personal or recourse liability for the repayment of such Debt (either directly as the primary obligor or indirectly as a guarantor) and (b) the proceeds of such Debt are used to pay the acquisition price for the Existing Equipment Assets and the repayment thereof is secured by a security lien on the E such of the Existing Equipment Assets;

"Note Agreements" that certain Note Agreement dated as of June 30, 1994 (the "Note Agreement 1994"), together with that certain Note Agreement dated as of June 28, 1996 (the "Note Agreement 1996"), in each case entered into between the Borrower, et alia, and the Lenders specified respectively therein, as amended from time to time;

"Notice of Assignment of Earnings Account" that certain notice of assignment of the Earnings Account dated on or about the date hereof, executed by the Borrower, substantially in the form of Exhibit C hereto;

"Notice of Assignment of Insurances" that certain notice(s) of assignment of insurances executed by the Borrower or the Leasing Agent, substantially in the form of Exhibit B to the Security Agreement.

"Notice of Assignment of Lease" that certain notice(s) of assignment of lease executed by the Borrower or the Leasing Agent, substantially in the form of Exhibit C to the Security Agreement.

"Obligations" means all loans, advances, debts, liabilities and obligations, for monetary amounts owing by the Borrower to the Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instruments, arising under this Agreement, the Promissory Note or any of the Security Documents; this term incluces, without limitation, all principal, interest (including interest that accrues after the commencement by or against the Borrower of any action under the Bankruptcy Code), fees, including, without limitation, any and all arrangement fees, loan fees, commitment fees, agent fees and any and all other fees, expenses, costs or other sums (including attorney costs) chargeable to the Borrower under any of this Agreement, the Promissory Note or any of the Security Documents;

"Operating Expenses" means all expenses (on an accrual basis) and costs reasonably incurred in connection with the ownership, use and/or management of the Equipment including, without limitation, maintenance, repairs, marking of the Equipment, storage costs and expenses, accounting fees, legal fees incurred in connection with enforcing rights under the Leases, insurance and ad valorem, gross receipts and other property taxes which are levied against the Equipment;

"Outstanding Principal Balance" means the aggregate principal amount of the Advances, outstanding from time to time hereunder and under the Promissory Note;

"Plan" any employee benefit plan covered by Title IV of ERISA;

"Promissory Note" that certain promissory note dated on or about the date hereof, executed by the Borrower, evidencing the Facility, substantially in the form of Exhibit A hereto and any amendments or supplements thereto approved in writing by the Lender;

"Purchase Agreements" the purchase agreements, to be reasonably satisfactory in form and substance to the Lender, entered into or to be entered into between the Borrower, or an affiliate of either thereof and such manufacturer acceptable to the Lender, pertaining to the Equipment, together with any amendments or supplements thereto;

"Purchase Price" the total amount paid in cash by the Borrower for the purchase of each Unit;

"Quotation  Date" in relation to any Interest  Period,  (i) the day which is two
(2) Business Days prior to the first day of such Interest Period or, if different, the day on which quotations would ordinarily be given in the London Interbank Eurocurrency Market for deposits in United States Dollars or in New York City, if quotations in London cannot be obtained, for delivery on the first day of that period or (ii) if on such date the banks in London or New York City, as business, the last preceding day on which banks in London or New York, as the case may be, are open for international business;

"Repayment Amount" each amount which, in accordance with the provisions hereof, falls due for repayment on each Repayment Date;

"Repayment Date(s)" the Initial Repayment Date; and thereafter, each of the dates which fall respectively at three (3) month intervals commencing on the date three months after the Initial Repayment Date and ending on the Final Repayment Date, or, in the event such date is not a Business Day, the next following Business Day shall be considered as being the Repayment Date, unless such next following Business Day falls in the next calendar month, in which case the last preceding Business Day shall be considered as being the Repayment Date;

"Repayment Period" the period commencing on the Conversion Date and terminating on the Final Repayment Date, unless the Facility is repaid earlier pursuant to the terms hereof;

"Restricted Cash" means cash or Cash Equivalents maintained in a segregated cash collateral account over which the Borrower has no dominion or control and which is solely for the repayment of Indebtedness for borrowed money, provided however, "Restricted Cash" shall not include cash held (i) by Bankers Trust Company, as collateral agent, pursuant to the Note Agreement 1994, or (ii) by Sun America Life Insurance Company, as collateral agent pursuant the Note Agreement 1996;

"Security Agreement" the security agreement in respect of the Equipment to be executed and delivered by the Borrower and the Leasing Agent to the Lender (together with all Supplements (as defined therein and required thereunder) pursuant to which the Borrower shall grant the Lender a first priority security interest in the Equipment, an assignment of the Leases and an assignment of the insurances of the Equipment substantially in the form attached hereto as Exhibit B, and any amendments or supplements thereto;

"Security Documents" the Security Agreement, the Consent and Agreement, and any amendments or supplements thereto or any other documents executed in relation to the Borrower's obligations under this Agreement or the Security Documents and "Security Document" means any of them;

"Short-Term Warehouse Debt" shall mean the Indebtedness for borrowed money under the warehousing credit agreement dated June 30, 1993 among TEC Acquisub, Inc., a wholly-owned Subsidiary of the Borrower, the named Lenders thereunder and First Union National Bank of North Carolina, as agent (the "Existing Short-Term Warehouse Debt") and any amendments thereto or refinancings thereof up to $30,000,000 for all such Debt, in the aggregate, which amendments or refinancings (i) shall be substantially similar to the terms of the Existing Short-Term Warehouse Debt and (ii) shall not contain any terms more onerous to the Guarantor, the Bankers Trust Company, as collateral agent under the Note Agreement 1994 or the noteholders under the Note Agreement 1994 than under the existing Short-Term Warehouse Debt;

"State of Registration" the relevant State of the United States in which the Borrower's title to, and ownership of, a Unit is maintained;

"Subsidiary" means, with respect to any Person, any corporation, associated, partnership (other than the Growth Funds) or other business entity (i) of which an aggregate of more than fifty percent (50%) of the outstanding stock or other voting interest having ordinary voting power to elect a majority of the directors, managers or trustees of such Person (irrespective of whether, at the time, Stock or other voting interest of any other class or classes of such Per the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person or (ii) that is otherwise consolidated with the Borrower in accordance with GAAP;

"Unit" each individual trailer or other item of moveable equipment comprising the Equipment;

"United States Dollars", "US$" and "$" the lawful currency of the United States of America; and

"Unrestricted Subsidiary" shall mean any Subsidiary formed or acquired by the Borrower as of June 30, 1994 and designated as such by the Borrower in writing to Bankers Trust Company, as collateral agent under the Note Agreement 1994, and the holders of the then outstanding notes under the Note Agreement 1994 and all the capital stock of which has been pledged to Bankers Trust Company, as collateral agent under the Note Agreement 1994, free and clear of all liens except applicable securities law.

1.2 Any reference herein to the following words and phrases shall have the respective meaning herein specified:

     (a) an "encumbrance" shall be construed as a reference to a mortgage, charge, pledge, lien, security interest or other encumbrance securing any obligation in favor of any person;

     (b) a "month" is a reference to a period starting on one day in a calendar month and ending the day immediately preceding the numerically corresponding day in the next calendar month (and references to "months" shall be construed accordingly);

     (c) "person" shall include references to an individual, firm, corporation or association; and

     (d) "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature excluding any net income taxes of the Lender.

1.3 The  winding-up or dissolution of a company shall be construed so as to
include  any  equivalent  or  analogous   proceedings   under  the  law  of  the
jurisdiction in which such company is incorporated or any jurisdiction in which it carries on business.

1.4 Words and definitions importing the plural shall include the singular and vice versa; words importing persons shall include companies, firms, corporations and their respective successors and assigns.

1.5 All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.  REPRESENTATIONS  AND WARRANTIES

2.1 In order to induce the Lender to enter into this Agreement and to make the Facility available, each of the Borrower and by its execution of the consent and agreement provided below, the Leasing Agent represents and warrants to the Lender that:

     (a) the Borrower is a corporation duly incorporated and validly existing under the laws of the State of Delaware and the Leasing Agent is a corporation duly incorporated and validly existing under the laws of the State of Delaware;

     (b) each of the Borrower and the Leasing Agent has the corporate power to enter into and perform this Agreement, the Promissory Note, and each of the Security Documents, insofar as each is a party thereto and each of this Agreement, the Promissory Note and the Security Documents when executed and delivered will constitute, legally binding obligations of each of the Borrower and the Leasing Agent, insofar as each is a party thereto and, insofar as aforesaid are enforceable in accordance with their respective terms;

     (c) each of the Borrower and the Leasing Agent has taken all necessary corporate or other action required to authorize the execution and delivery of, and the performance of, its respective Obligations under this Agreement, the Promissory Note and each of the Security Documents insofar as each is a party thereto;

     (d) it is not necessary to ensure (i) the legality, validity or enforceability of this Agreement, the Promissory Note or any of the Security Documents that any of them be filed, recorded, registered or enrolled with any governmental, state or local authority or agency (other than (x) such Uniform Commercial Code filings as the Lender shall require to be submitted for filing to the relevant state and local authorities and
     (y) the registration of each Unit with the relevant authority in the State of Registration, in the name of the Borrower and duly noting the first priority security interest of the Lender) or, that this Agreement, the Promissory Note or any Security Document be stamped with any stamp or similar transaction tax or (ii) the admissibility in evidence of this Agreement, the Promissory Note or any of the Security Documents in the courts of the State of New York or the State of California, that any of them be filed, recorded, registered or enrolled with any governmental, state or local authority or agency (other than usual and customary filings and submissions in the courts of such jurisdictions);

     (e) all consents, licenses, approvals or authorizations of, or declarations to, governmental authorities and agencies required to make this Agreement, the Promissory Note and each of the Security Documents valid, enforceable or admissible in evidence in the State of New York and the State of California or required to enable each of the Borrower and the Leasing Agent, as the case may be, to perform its Obligations hereunder and under the Promissory Note and each of the Security Documents, to which it is a party, either have been obtained or made and are in full force and effect or, at the time of the drawdown of each Advance, will have been obtained or made and will be in full force and effect;

     (f) the execution and delivery of this Agreement, the Promissory Note and each of the Security Documents to which it is a party and the performance of its obligations under each thereof according to its respective terms do not violate (i) the Certificate of Incorporation or By-laws (or equivalent constitutional documents) of either the Borrower or the Leasing Agent, (ii) any law, regulation, order or decree applicable to either the Borrower or the Leasing Agent or (iii) any mortgage, deed or agreement which is binding upon either the Borrower or the Leasing Agent or any of their assets;

     (g) neither the Borrower nor the Leasing Agent is in breach of or default under any mortgage, deed or agreement which is binding on it or on any of its assets (except for those defaults which have been made known to the Lender and have been waived in writing by the Lender);

     (h) the execution and delivery by the Borrower and the Leasing Agent of this Agreement, the Promissory Note and the Security Documents insofar as each is a party thereto have been duly consented to by the holders of the Notes pursuant to the Note Agreements;

     (i) the covenants set forth in Subsections 11.1 (g), (h), (i) and (j)of this Agreement are identical in all material respects to the corresponding financial covenants set forth in the Note Agreements;

     (j) no litigation or administrative proceeding of or before any court or governmental authority or agency is pending or, to the knowledge of either the Borrower or the Leasing Agent , threatened the result of which would or would be likely to have a material adverse effect on the business, assets or financial condition of either the Borrower or the Leasing Agent;

     (k) no steps have been taken by either the Borrower or by the Leasing Agent or by their respective shareholders or any court or government agency, nor have any legal proceedings been started or, to the best of the knowledge and belief of either the Borrower or the Leasing Agent, threatened for the dissolution, bankruptcy, winding-up, liquidation or reorganization of the Borrower or the Leasing Agent or for the appointment of a receiver, trustee or similar officer of them or their undertaking, or assets;

     (l) the Borrower is or will be the sole, lawful and registered owner of the Equipment, lawfully possessed of the same free from all liens and encumbrances whatsoever, except for the first priority lien of the Lender pursuant to the Security Agreement and except for liens arising in the ordinary course of business and by operation of law in respect of Debts which are not yet due and payable or, if they are so due and payable, are being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained;

     (m) neither the Borrower nor the Leasing Agent will be required to make any deduction or withholding from any payment it may make under this Agreement, the Promissory Note or any of the Security Documents to which it is a party;

     (n) each of the Borrower and the Leasing Agent maintains its registered office, principal place of business, chief executive office at, and the place where substantially all records respecting the transactions contemplated hereby are kept is, One Market Steuart Street Tower, Suite 800, San Francisco, California 94105. The Borrower will promptly notify the Lender in writing of any change in the location of its or the Leasing Agent's registered office or chief executive office or the establishment of any new place of business in the United States of America;

     (o) the Leasing Agent is a direct wholly-owned subsidiary of the Borrower;

     (p) all historical financial statements, information and other data furnished by the Borrower to the Lender are complete and correct, and such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the Borrower as of the respective dates thereof and the results of the operations thereof for the period or respective period covered by such financial statements, subject, insofar as all interim financial statements are concerned, to changes resulting from audits and year end adjustments; since such date or dates there has been no Material Adverse Change in the financial condition or results of the operations of the Borrower and it does not have any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data; and

     (q) the execution and delivery any of this Agreement, the Promissory Note and each of the Security Documents and the consummation of the transactions hereunder and thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. No condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by the Borrower or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA insofar as ERISA applies thereto which is reasonably likely to result in the Borrower or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate would have a material adverse effect on the Borrower.

3.       CONDITIONS PRECEDENT

3.1 The Lender shall not be obliged to make the first Advance available to the Borrower hereunder until (x) the Arrangement Fee has been paid, (y) the Commitment Fee payable up to the date of the relevant Advance has been paid and
(z) each of the following documents has been delivered to the Lender in form and substance acceptable to it and Counsel to the Lender:


     (a) a copy  certified as true and complete by the  Secretary of each of the
     Borrower  and  the  Leasing  Agent  of  its   respective   Certificate   of
     Incorporation and By-laws (or equivalent constitutional documents);

     (b) copies certified as true and complete by the Secretary of the Borrower of such Purchase Agreements, invoices, inspection certificates, acceptance certificates and/or Certificates of Title as shall be satisfactory to the Lender to establish the existence of the Equipment and its ownership by the Borrower and the duly executed Purchase Agreements which are in existence as of the date of this Agreement;

     (c) information satisfactory to the Lender pertaining to any subleases, master lease agreements and any depot agreements in any way relating to the Equipment which are in existence as of the date of this Agreement;

     (d) board resolutions certified as true and complete by the Secretary of the Borrower, approving this Agreement, the Promissory Note, each of the Security Documents and any other documents whose execution is contemplated hereby and the transactions contemplated hereby and authorizing the execution thereof by a director of the Borrower or any other authorized person, as the case may be;

     (e) board resolutions certified as true and complete by the Secretary of the Leasing Agent, approving this Agreement, the Security Agreement and authorizing the execution thereof by an officer of the Leasing Agent any other authorized person, as the case may be;

     (f) copies of all governmental or other consents, if any, as may, in the opinion of Counsel to the Lender, be required for the execution and performance of this Agreement, the Promissory Note or any of the Security Documents and the transactions contemplated hereby and thereby;

     (g) the Promissory Note duly executed by the Borrower;


     (h) the Security Agreement duly executed by the Borrower and the Leasing Agent, together with a Supplement (as defined in and required pursuant to the terms of the Security Agreement) identifying the particular Equipment in respect of which the particular Advance is being made;

     (i) the Notice(s) of Assignment of Lease (if appropriate, in blank) duly executed by the Borrower or the Leasing Agent pursuant to the Security Agreement (and if appropriate, executed acknowledgments thereto);

     (j) the Notice(s) of
     Assignment of Insurances duly executed by the Borrower or the Leasing Agent pursuant to the Security Agreement and executed acknowledgments thereto;

     (k) the Notice of Assignment of the Earnings Account duly executed by the Borrower pursuant to this Agreement.

     (l) the Consent and Agreement duly executed by the Depositary;

     (m) Legal opinions from (i) Counsel to the Lender, (ii) U.S. counsel to the Borrower and the Leasing Agent, and (iii) such other legal opinions as the Lender reasonably shall require, including legal opinions in respect of the enforceability of this Agreement, the Promissory Note and each of the Security Documents, the security interested created by each of the Security Documents, the matters set forth in Section 2 hereof, the authorization by the relevant noteholders, pursuant to the terms of the Note Agreements, of the entry in to this Agreement by the Borrower and the Leasing Agent , if appropriate, due authorization and execution of the Leases by the Lessees, the enforceability of the obligations of the Lessees thereunder, and such other matters as the Lender may require, all of which are acceptable to the Lender in form and content;

     (n) such Uniform Commercial Code Financing Statements or other applicable documents or instruments required to be filed in the State of California, the State of Delaware or any other State with respect to the Security Documents;

     (o) such evidence as the Lender may require that the Equipment to which the Advance relates will be:

          (i) in type, form and condition as is acceptable to the Lender, and manufactured by, or to be manufactured by such manufacturers as are acceptable to the Lender;

          (ii) delivered by the seller pursuant to the terms and conditions of the applicable Purchase Agreement;

          (iii) in the sole ownership of the Borrower and registered in the name of the Borrower in one of the States of California, Maine, New Jersey or such other State to which the Lender consents, such consent not to be unreasonably withheld (such evidence to include the relevant Certificate of Title);

          (iv) free and clear of all liens and encumbrances except in favor of the Lender;

          (v) conspicuously identified by the Borrower's identification numbers;

          (vi) subject to a duly perfected security interest in favor of the Lender pursuant to the Security Agreement, such evidence to include, but is not limited to, duly endorsed Certificates of Title, executed applications for new Certificates of Title and appropriate Uniform Commercial Code financing statements; and

          (vii) insured in accordance with this Agreement and the Security Documents; (p) the presented financial statements of the Borrower have been reviewed and approved by the Lender; and (q) a good standing certificate of each of the Borrower and the Leasing Agent or the equivalent thereof issued by the appropriate governmental authorities of the Borrower's and Leasing Agent's jurisdiction of incorporation.

3.2 The Lender shall not be obliged to make any Advance subsequent to the initial Advance available to the Borrower hereunder until (a) the Commitment Fee payable up to the date of the relevant Advance has been paid, (b) the Lender shall have received evidence to its satisfaction that no Default has occurred and is continuing and there has been no Material Adverse Change in the financial condition of the Borrower (subject always to compliance with the provisions of Subsections (g), (h), (i) and (j) of Subsection 11.1) since the date of the next preceding Advance, (c) the Borrower shall have executed and delivered to the Lender a Supplement (as defined in and required pursuant to the terms of the Security Agreement) to the Security Agreement identifying the particular Equipment in respect of which the relevant Advance is being made and (d) the Lender has received (x) such certifications and/or other documents, satisfactory to it, that confirm the then current effectiveness of the relevant items set forth in Subsection 3.1 of this Section 3; and/or (y) such supplements, additional filings, applications, registrations and other documents, reasonably required by it, relating to the Equipment being financed by such Advance and evidencing adherence of such Equipment to the relevant conditions set forth in Subsection 3.1 including, but not limited to the requirements of 3.1(o); and (z) such legal opinions as the Lender may require.

3.3 The Borrower agrees to provide the Lender, within ninety (90) days from draw down of each Advance, newly issued Certificates of Title for each related Unit of the Equipment indicating the first priority lien of the Lender and no other liens together with such legal opinions with respect thereto as the Lender shall require.

3.4 If the Lender makes the Facility or any Advance thereunder available to the Borrower notwithstanding the failure of the Borrower to procure the fulfillment of any of the terms of Sections 3.1, 3.2 or 3.2 prior to drawdown of any Advance, the Borrower will within seven (7) days after the making of such Advance procure the fulfillment of all such relevant conditions, without prejudice to the ability of the Lender thereafter to exercise any of its other rights hereunder or under any of the Security Documents and declare an Event of Default hereunder.

4.   THE FACILITY

4.1 The Facility shall be made available for the exclusive purposes of part-financing the purchase of the Equipment. The Lender hereby agrees with the Borrower, upon the terms and subject to the conditions hereof, that the Facility shall initially be made available to the Borrower on a revolving credit basis up to and including the Business Day preceding the Conversion Date. Subject to the terms and conditions of this Agreement, during the Availability Period, the Lender shall make the Maximum Available Amount available to the Borrower.

4.2
Subject to the terms and conditions of this Agreement, during Availability Period, the Borrower may elect, and in its sole discretion, the Lender may agree, to extend the term of the Availability Period for an Additional Availability Period. If the Borrower elects to so extend the term of the Availability Period, the Borrower shall provide the Lender with a sixty (60) day prior irrevocable written request, delivered not later than the day falling sixty (60) days prior to the applicable anniversary hereof. Upon receipt of any of the foregoing request, the Lender shall inform the Borrower in writing within thirty (30) days of the Lender's decision (in its sole discretion) whether to so extend the Availability Period. Except as specifically provided for in Section 13.5, each provision of this Agreement which is applicable to or in effect during the Availability Period, will also be applicable to and in effect throughout any Additional Availability Period. Anything herein to the contrary notwithstanding, the Availability Period may be extended by not more than three
(3)  Additional  Availability  Periods.

4.3 The Lender shall make the Advances available on the Drawdown Dates during the Availability Period. Each Advance under the Facility shall be in the minimum amount of One Hundred Thousand United States Dollars (US$100,000). The aggregate principal amount of the Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Available Amount or (b) the Asset Base.

4.4 The Borrower may draw down an Advance on any Business Day during the Availability Period.

4.5 If at any time it is unlawful or otherwise impossible for the Lender to make, fund or allow to remain outstanding the Facility or any Advance hereunder, the Lender shall not thereafter be obliged to hold the Facility available for drawdown and the amount of the Facility shall be reduced to zero.

5.  DRAWDOWN

5.1 The Borrower shall give the Lender, not less than three (3) Business Days prior to each drawdown, written notice of its intention to draw an Advance, such notice to be in a form and to contain payment instructions which are acceptable to the Lender and to be accompanied by an Asset Base Certificate calculated for the Drawdown Date and as though the proposed Advance had been drawndown.

5.2 Such notice shall (i) state the date, which must be a Business Day, on which an Advance is to be drawn, (ii) state the amount of the Advance to be drawn,
(iii) specify the initial Interest Period for such Advance, (iv) be irrevocable, and (v) constitute a representation and warranty that as at the date thereof the representations and warranties set out in Section 2 hereof are true and that no Default or Event of Default has occurred and is continuing.

5.3 In the event that, on any date, specified for the making of an Advance in any Drawdown Notice, the Lenders shall not be required under this Agreement to make such Advance available under this Agreement, the Borrower shall indemnify and hold the Lender fully harmless against any losses which the Lender or any thereof may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of the Borrower and the certificate of the Lender shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

6. PAYMENTS

6.1 The Borrower shall be obliged to make all payments of principal, interest or otherwise in respect of its Obligations hereunder or any part thereof in freely available funds in United States Dollars at the time when the relevant payment falls due.

6.2 All risks, liabilities, costs and expenses or otherwise howsoever or whensoever incurred in connection with or in pursuance of any payment shall be for the account of the Borrower and any monies which may become due from the Borrower to the Lender from time to time hereunder shall be payable to the Lender on demand and all such amounts shall be deemed to be included in the Obligations hereunder and secured by the Security Documents.

7. INTEREST,  RATE AND DEFAULT RATE

7.1 During the Facility Period, each Advance shall bear interest at the Applicable Rate which shall be the rate per annum which is equal to the aggregate of (a) LIBOR for the applicable Interest Period (determined in accordance with Subsection 7.3) plus (b) the Margin. Any principal payment with respect to the Facility not paid when due, whether on a Repayment Date or by acceleration, shall bear interest thereafter at a rate per annum of two percent (2.0%) over the Applicable Rate in effect with respect to such payment at the time of such default (the "Default Rate").

7.2 LIBOR shall be determined by the Lender on the Quotation Date falling prior to the first day of the relevant Interest Period (as certified by the Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrower). The Borrower shall be promptly notified in writing of such determination of the Applicable Rate. Absent manifest error, such determination shall be conclusive and binding upon the Borrower.

7.3 For
purposes of funding any Advance, the Borrower may select Interest Periods of one
(1), three (3) or six (6) months (or for such other periods as the Lender may, in its sole discretion agree), provided, however, that (a) at all times the Borrower must select an Interest Period for a portion of each Advance so that sufficient deposits shall mature on each Payment Date to cover the principal installments due on such dates and (b) no more than two (2) Interest Periods may be running simultaneously. No Interest Period may extend beyond the Final Payment Date. The Borrower shall give the Lender an Interest Notice specifying the Interest Period selected at least three (3) Banking Days prior to the end of any then existing Interest Period. If at the end of any then existing Interest Period the Borrower fails to give an Interest Notice, the relevant Interest Period shall be three (3) months. The Borrower's right to select an Interest Period shall be subject to the restriction that no selection of an Interest Period shall be effective unless the Lender is satisfied that the necessary funds will be available to the Lender for such period and that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing.

7.4 The Borrower agrees to pay interest on each Advance on the last day of each Interest Period and on the Repayment Date applicable to such Advance and at such other times as interest is required to be paid by Lender on the deposits acquired thereby to fund the relevant Advance, or any portion thereof; and

7.5 If interest would, under Subsection 7.4, be payable on a day which is not a Banking Day, it shall then be payable on the next following Banking Day, unless such next following Banking Day falls in the following month in which case it shall be payable on the Banking Day immediately preceding the day on which such interest would otherwise be payable.

7.6 All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a three hundred sixty (360) day year.

8. PREPAYMENT/REPAYMENT/TERMINATION

8.1 During the Availability Period, the Borrower may prepay any Advance on any Business Day, in whole or in part, without penalty or premium (in Dollars in freely available same-day funds equal to or exceeding One Hundred Thousand Dollars ($100,000)), by giving the Lender not less than three (3) Business Days prior written notice (which notice shall be irrevocable and shall specify the date and amount of prepayment). During the Availability Period the Borrower may from time to time borrow and reborrow Advances pursuant to Section 4 and repay, on the last day of an Interest Period applicable thereto, Advances pursuant to this Section 8.

8.2 The Borrower may terminate the Facility in whole, but not in part, on a Business Day falling prior to the Conversion Date by giving the Lender sixty
(60) days irrevocable prior written notice of such termination; such notice to specify the effective date of termination, which date may not fall later than the Business Day immediately preceding the Conversion Date. If the Facility is so terminated by the Borrower, the Borrower agrees to pay to the Lender a termination fee of One Hundred Fifty Thousand United States Dollars (US$150,000) on the effective date of termination.

8.3 If on the Conversion Date the Outstanding Principal Balance is equal to less than sixty six percent (66%) of the Maximum Available Amount of the Facility, the Borrower shall pay a supplemental fee to the Lender equal to one percent (1%) of the difference between (i) the Maximum Available Amount and (ii) the Outstanding Principal Balance on the Conversion Date, however, the Lender may, in its sole discretion elect to waive such requirement, any such waiver to be in writing.

8.4 If at any time during the Availability Period and on the Conversion Date, the Outstanding Principal Balance of the Facility exceeds the Asset Base as evidenced by the Asset Base Certificate most recently received by the Lender, the Borrower shall immediately prepay a portion of the Outstanding Principal Balance in an amount equal to such excess. Any mandatory prepayment of the Outstanding Principal Balance made pursuant to this Subsection 8.4 shall be accompanied by all amounts equal to accrued and unpaid fees and interest payable to the Lender under this Agreement, and shall be applied: first, to accrued and unpaid fees; second, to accrued and unpaid interest; and third, to the unpaid Outstanding Principal Balance of the Facility.

8.5 The Borrower shall repay the Facility in twenty-four (24) consecutive installments on the Repayment Dates. The principle amount of each installment shall be equal to two percent (2%) of the Purchase Price of the Equipment owned by the Borrower as of the Conversion Date. In addition, on the Final Repayment Date, the Borrower shall repay to the Lender the twenty-fourth installment together with (a) a balloon payment equal to the then Outstanding Principal Balance and (b) such other amounts necessary to repay in full all Obligations under this Agreement, the Promissory Note and the Security Documents.

8.6 If the Borrower prepays any amounts of the Outstanding Principal Balance either voluntarily or pursuant to Section 9.7 during the Repayment Period, the Borrower shall pay a prepayment penalty as follows:

          (a) If the Facility is prepaid in whole or in part during the first year of the Repayment Period, one percent (1%) of the Outstanding Principal Balance which has been prepaid;

          (b) If the Facility is prepaid in whole or in part during the second year of the Repayment Period, three quarters of one percent (.75%) of the Outstanding Principal Balance which has been prepaid;

          (c) If the Facility is prepaid in whole or in part during the third year of the Repayment Period, one half of one percent (.5%) of the Outstanding Principal Balance which has been prepaid; and

          (d) If the Facility is prepaid in whole or in part during the fourth year of the Repayment Period, one quarter of one percent (.25%) of the
          Outstanding   Principal  Balance  which  has  been  prepaid.

8.7 Any prepayments made pursuant to Subsection 8.6 shall be in an amount equal to or exceeding Five Hundred Thousand United States Dollars (US$500,000) and in integral multiples of Fifty Thousand United States Dollars (US$50,000). Any prepayment made pursuant to Subsection 8.6 shall be made on the last day of any Interest Period, upon giving to the Lender not less than ten (10) Business Days prior written notice (which notice shall be irrevocable) specifying the amount and date of prepayment.

8.8 With respect to any early termination of the Facility, or any whole or partial prepayment of the Facility during the Availability Period or the Repayment Period, the Borrower shall indemnify and hold the Lender fully harmless against any losses including without limitation breakfunding losses which the Lender may sustain as a result of the Borrower's prepayment and the certificates of the Lender shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any losses sustained by the Lender.
8.9 Any prepayment of the Facility during the Repayment Period shall be applied in or towards satisfaction of the repayment installments of the Facility in inverse order of maturity

9. EVENT OF LOSS OR SALE OF EQUIPMENT;  MANDATORY PREPAYMENT

9.1 In the event that prior to repayment of all of the Borrower's Obligations hereunder, one or more Units:

          (a) shall suffer an actual or constructive total loss;

          (b) shall exceed the Maximum Age;

          (c) shall suffer destruction or damage, which makes repair uneconomic or renders such Unit unfit for commercial use; or

          (d) shall have title thereto taken or appropriated, or the use taken or requisitioned by any governmental authority under the power of eminent domain or otherwise for a period extending beyond the earlier of (a) three (3) months after the date of such taking or requisition, or (b) the Final Repayment Date, any such occurrence, being hereinafter called an "Event of Loss", the Borrower shall promptly and fully inform the Lender of such Event of Loss.

9.2 During the Facility Period, not later than thirty (30) days following the date of occurrence (the "Loss Date") of an Event(s) of Loss in respect of any Unit, the Borrower shall notify as to its election either to prepay the Outstanding Principal Balance in respect of such Unit or to replace such Unit, however, the Lender may, in its sole discretion, elect to waive such requirement for prepayment or replacement, any such waiver to be in writing. If the Borrower elects to replace such Unit, it shall have ninety (90) days from the date of its said notice to the Lender to replace such Unit with new or other Unit(s) which are of similar age, value and product characteristics, failing which, the Borrower shall become obligated to pay to the Lender, in prepayment of the Outstanding Principal Balance an amount equal to the Loan Value (as hereinafter defined) of such Unit plus interest accrued and unpaid thereon according to the Agreement. Any prepayment made pursuant to this Subsection 9.2 shall be made not later than the day falling one hundred twenty (120) days following the Loss Date or the Final Repayment Date (whichever falls earlier) and shall accompanied by
(a) the prepayment fee applicable under Subsection 8.6 together with the break funding costs, if any, for the Lender incurred by such prepayment and (b) evidence of (i) the type and extent of the Event of Loss, (ii) the insurance claim by the Borrower and (iii) any other document or materials reasonably requested by the Lender.

9.3 For purposes of this Section, the "Loan Value" in respect of any Unit shall be an amount equal to the product of (i) a fraction, the numerator of which is an amount equal to the original equipment cost of such Unit which has suffered an Event of Loss, and the denominator of which is the total original equipment cost of the Equipment then subject to the Security Agreement, times (ii) the Outstanding Principal Balance immediately prior to the payment provided for by this Section 9.

9.4 Any and all amounts received by the Lender in connection with an Event of Loss which exceed the amount required to be paid to the Lender pursuant to Subsection 9.2 shall be paid to the Borrower or to whomever is entitled thereto.

9.5 With respect to any replacements of Units pursuant to this Section 9, the Borrower shall execute and file, as the case may be, such supplements, amendments and other documents and make such registrations as may be necessary or desirable to create and perfect the Lender's interest in such replacements pursuant to the Security Documents, including without limitation supplements to each of the Security Documents; and for purposes of this Agreement and the Security Documents, such replacements shall be deemed "Equipment" as herein and therein defined and used. With respect to any prepayments pursuant to this Agreement, including without limitation this Section 9, the Lender shall execute and deliver such supplements, amendments, forms and other documents as may be necessary or desirable to remove and release the Unit(s) with respect to which such prepayment is being made from the terms and effect of this Agreement and from the terms, effect, security interest, and lien of the Security Documents.

9.6 In the event that during the Availability Period, and prior to repayment of all of the Borrower's Obligations hereunder, one or more Units is sold, transferred or otherwise disposed of by the Borrower, as the case may be, the Borrower shall notify the Lender within thirty (30) days of such sale, transfer or other disposal as to its election either to prepay the Outstanding Principal Balance in respect of such Units or to replace such Units, however, the Lender may, in its sole discretion, elect to waive such requirement for prepayment or replacement, any such waiver to be in writing. If the Borrower elects to replace such Units, it shall have ninety (90) days from the date of its said notice to the Lender to replace such Units with new or other Unit(s) which are of similar age, value and product characteristics, failing which, the Borrower shall become obligated to pay to the Lender, in prepayment of the Outstanding Principal Balance an amount equal to the Loan Value of such Units plus interest accrued and unpaid thereon according to the Agreement. Any prepayment made pursuant to this Subsection 9.6 shall be made not later than the day falling one hundred twenty (120) days following the date of sale, transfer or disposal or the Final Repayment Date (whichever falls earlier) and shall accompanied by the prepayment fee equal to one percent (1.0%) of the amount so prepaid together with the break funding costs, if any, for the Lender incurred by such prepayment. Such prepayment shall be made on the next succeeding date on which interest is to scheduled be paid.

9.7 In the event that during the Repayment Period, and prior to repayment of all of the Borrower's Obligations hereunder, one or more Units is sold, transferred or otherwise disposed of by the Borrower, as the case may be, the Borrower shall become obligated to pay to the Lender, in prepayment of the Outstanding Principal Balance, an amount equal to one hundred (100) percent of the cash (and non-cash) proceeds of the sale plus interest accrued and unpaid on the Loan Value of the Unit(s) sold, transferred or otherwise disposed of. Any prepayment made pursuant to this Subsection 9.7 shall be made not later than the day falling one hundred twenty (120) days following the date of sale, transfer or disposal or the Final Repayment Date (whichever falls earlier) and shall accompanied by the prepayment fee applicable under Subsection 8.6 together with the break funding costs, if any, for the Lender incurred by such prepayment. Such prepayment shall be made on the next succeeding Repayment Date during each year that this Agreement is in effect.

10. FINANCIAL INFORMATION

10.1 So long as any amounts remain outstanding hereunder, the Borrower will cause to be delivered to the Lender:

          (a) within sixty (60) days after each calendar quarter the unaudited quarterly financial statements of the Borrower certified as to their correctness by a duly authorized officer of the Borrower;

          (b) within one hundred twenty (120) days after each fiscal year the audited annual financial statements of the Borrower; and

          (c) all such other information as the Lender may from time to time reasonably request about the business, assets and financial condition of the Borrower, the Leasing Agent and the Lessees and about the operation and condition of the Equipment.

11.  COVENANTS

11.1 So long as any amounts remain outstanding hereunder, each of the Borrower and, by its execution of the consent and agreement below, the Leasing Agent covenant with the Lender that, unless the Lender has otherwise waived such covenants in writing, the Borrower and Leasing Agent will:

          (a) duly perform all of their obligations under this Agreement, the Promissory Note, the Security Documents and the Leases to which it is a party;

          (b) not, without the prior written consent of the Lender, permit any change in the ownership or management of the Equipment;

          (c) neither permit any debt or contingent liability of the Borrower or any other person to be secured by means of a security interest or other encumbrance over the Equipment except for (i) the security interest over the Equipment pursuant to the Security Agreement and
          (ii) liens arising in the ordinary course of business and by operation of law as regards debts not yet due or payable, or if they are due or payable, are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained;

         (d) notify the Lender promptly of the occurrence of any event of default under any loan, debt, guarantee or other obligation constituting Indebtedness incurred by the Borrower or the Leasing Agent or any affiliate of either thereof and of the steps being taken to nullify or mitigate the effect of any such event of default or default;

          (e) ensure that the Equipment is maintained and insured as required pursuant to the terms of the Security Agreement;

          (f) not later than thirty (30) days following the end of each quarter during the Facility Period provide the Lender with an Asset Base Certificate for such quarter;

          (g) procure that the Borrower maintains a Debt Service to Coverage Ratio of not less than 150%;

          (h) procure that the Borrower maintains at all times a Consolidated Net Worth of not less than $40,000,000 plus the sum of 50% of Consolidated Net Income for all periods commencing on and after July 1, 1996;

          (i) procure that the Borrower maintains a Consolidated Interest Coverage Ratio, as at the last day of any of the Borrower's fiscal quarters, of not less than 225%;

          (j) procure that the Borrower maintains at all times a Funded Debt to Consolidated Net Worth Ratio of not more than 200%;

          (k) not later than sixty (60) days following the end of each fiscal quarter during the Facility Period, provide the Lender with a certificate of the controller or chief financial officer of the Borrower, evidencing compliance with the provision of Subsections (g),
          (h), (i) and (j) of this Subsection 11.1 during such fiscal quarter.

          (l) procure that the Borrower will not incur any loan, debt, guarantee or other obligation constituting Indebtedness relating to the Equipment, other than the Obligations, without the previous written consent of the Lender;

          (m) neither the Borrower nor the Leasing Agent shall merge or consolidate with any other entity or sell all or substantially all of its assets unless the merged company assumes all of the guarantees and obligations of the Borrower or Leasing Agent, as the case may be, to the Lender and, further, the merged company shall not be in default after the consolidation without the Lender's approval; and

          (n) neither the Borrower nor the Leasing Agent shall undergo a Change of Control unless such Change of Control shall not cause the Borrower or the Leasing Agent to be in default after the Change of Control, without the Lender's approval.


     It is hereby agreed that if either the Borrower or the Leasing Agent fails to take out or maintain the insurance on the Equipment required to be taken out and maintained pursuant to this Section, the Lender may (but shall not be bound to) effect such insurance (without prejudice to any other right of the Lender arising hereunder or under the Security Agreement by reason of such default) and the Borrower will on demand pay to the Lender the amount of any expenditure made in connection therewith, together with interest thereon at the Default Rate specified in Section 7 from the date such expenditure was incurred to the date of reimbursement thereof.

11.2 At any time during the Facility Period, the Borrower may request to amend the covenants set forth in Subsections 11.1 (g), (h), (i) and (j) above in order to ensure that such covenants remain, in all material respects, identical to the corresponding covenants set forth in the Note Agreements. The Borrower shall notify the Lender of its request in a written notice stating the amendments requested and certifying that such amendments are required in order to ensure that such covenants remain, in all material respects, identical to the corresponding covenants set forth in the Note Agreements. Upon receipt of any of the foregoing request, the Lender shall inform the Borrower in writing within thirty (30) days of the Lender's decision (in its reasonable discretion) whether to agree to such amendments. Lender's consent to such request is not to be unreasonably withheld. Covenants set forth in Subsections 11.1 (g), (h), (i) and
(j) may be amended pursuant to this Subsection 11.2, on only one occasion during the Facility Period.

12.  CURRENCY  OF  ACCOUNT

12.1 If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement or any of the Security Documents then the conversion shall be made, at the discretion of the Lender, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date") provided that the Lender shall not be entitled to recover under this Section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement or any of the Security Documents.

12.2 If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement, the Promissory Note or any of the Security Documents in Dollars; any excess over the amount due received or collected by the Lender shall be remitted to the Borrower.

12.3 Any amount due from the Borrower under Subsection 12.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement or any of the Security Documents.

12.4 The term "rate of exchange" in this Section 12 means the rate at which the Lender in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

13. ACCOUNTS AND PAYMENTS; EARNINGS  ACCOUNT  PLEDGE

13.1 The Lender shall open and maintain a booking account reflecting all sums falling due from the Borrower and all payments made by the Borrower hereunder. The booking account opened and maintained pursuant to this Section shall be prima facie evidence of the sums from time to time due from the Borrower to the Lender.

13.2 The Borrower shall effect all payments of principal, interest, fees, charges and so forth to the Lender without setoff and counterclaim, without imposing any restrictions or conditions, and free of any deductions or withholdings whatsoever. Should the Borrower be at any time required to deduct any sum from such payment, the amount due shall be increased by such sum in order that the net amount received by the Lender following the deduction shall be the same as that which it would have received had no such deduction been required. The Borrower hereby covenants that it will, at the request of the Lender, indemnify the Lender against any losses attributable to such deduction or withholding.

13.3 All payments to be made by the Borrower hereunder will be made in immediately available and freely transferable funds, to the Lender's designated account in The Netherlands through the Lender's clearing bank in New York, New York, U.S.A. and shall be transferred by no later than 3:00 p.m. (New York time).

13.4 The Borrower shall open the Earnings Account on or prior to the date hereof. The Borrower shall pay all Gross Equipment Receivables less accrued Operating Expenses, into the Earnings Account not later than seven (7) days following receipt thereof by the Leasing Agent or the Borrower, whichever is the earlier. All Gross Equipment Receivables on deposit in the Earnings Account shall be collateral security for the payment and performance by the Borrower of its Obligations hereunder, under the Promissory Note, and the Security Documents and the Borrower hereby pledges, assigns and grants to the Lender a security interest in such monies.

13.5 Subject to the Lender's right to apply any collateral, proceeds of collateral or any other amounts against the Obligations of the Borrower as provided in Subsection 16.3, any Gross Equipment Receivables deposited in the Earnings Account shall be applied by the Borrower or the Depository (as directed by the Borrower or the Lender):

          (a) if an Early Amortization Event has not occurred and is not continuing:

               First:

               in payment of all costs and expenses for the time being unpaid related to enforcement or preservation of any rights of the Lender under this Agreement, the Promissory Note and the Security Documents;

               Secondly:

               in payment of any interest including default interest due under this Agreement and the Promissory Note for the time being unpaid;

               Thirdly:

               in payment of any amount of principal of the Facility outstanding and then due under this Agreement and the Promissory Note;


               Fourthly:

               in payment of all other sums of whatever nature due or to become due to the Lender under this Agreement, the Promissory Note and the Security Documents; and

               Fifthly:

               the balance (if any) shall be payable to the Borrower or to whomsoever may be entitled thereto.

          (b)  If an Early Amortization Event has occurred and is continuing:

               First:

               in payment of all costs and expenses for the time being unpaid related to enforcement or preservation of any rights of the Lender under this Agreement and the Security Documents;

               Secondly:

               in payment of all direct Operating Expenses then due;

               Thirdly:

               in payment of any interest (including default interest) due under this Agreement for the time being unpaid;

               Fourthly:

               in payment of all amounts of principal of the Facility then outstanding and due;


               Fifthly:

               in payment of all other sums of whatever nature due or to become due to the Lender under this Agreement and the Security Documents; Sixthly: the balance (if any) shall be payable to the Borrower or to whomsoever may be entitled thereto.

13.6 The Borrower shall procure that upon the occurrence of an Event of Default and, at the request of the Lender, Gross Equipment Receivables shall be paid by the Lessees (or other applicable parties) directly to an account chosen by the Lender.

13.7 Each determination of a rate of interest by the Lender made by the Lender under the provisions of this Agreement shall be conclusive and binding on the Borrower for all purposes of this Agreement except in the case of manifest error.

14. TAXES

4.1 All payments (whether of principal, interest or otherwise) to be made by the Borrower hereunder shall be made free and clear of and without deduction for or on account of any taxes, fees, deductions, withholdings, restrictions or conditions of any nature and exclusive of any value added tax which may be applicable thereto. If at any time any applicable law requires the Borrower to make any such deduction or withholding from any such payment, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made. In any such event, and without prejudice to the Borrower's Obligations hereunder, the Borrower and the Lender shall negotiate in good faith with a view towards agreeing on terms for making the Loan available from another jurisdiction or otherwise restructuring the Facility on a basis which would reduce the Borrower's liability for such taxes and fees.

14.2 The Borrower shall deliver to the Lender within thirty (30) days after it has made any payment from which it is required by law to make any deduction or withholding, a receipt or other document issued by the applicable taxing or other authorities evidencing the deduction or withholding of all amounts required to be deducted or withheld from such payment. Upon reasonable request of the Borrower, the Lender from time to time shall complete, file and/or deliver to the Borrower as appropriate, such forms and documents as are required or desirable to be completed by it in connection with any taxes, fees, deductions, withholdings, restrictions or conditions referred to in this Subsection 14.2 or elsewhere in this Agreement, including without limitation, those referred to in Subsection 17.1 hereof.

14.3 Should there be any change in the applicable law, including the availability to the Borrower, Lender or the Additional Banks (as such term is defined in Subsection 17.1) of the Income Tax Treaties that currently exempt payments under this Agreement from withholding taxes, the result of which would be to require the Borrower to make deductions or withholdings on such payments, the Borrower may voluntarily prepay all or part of the Outstanding Principal Balance without the imposition of a pre-payment premium so long as the Borrower, with such prepayment, pays to, or reimburses the Lender for, the Lender's cost of liquidating and redeploying fixed deposits which the Lender may have made or obtained in connection with its making of the Facility.

15. INCREASED COSTS

15.1 If by reason of (i) the introduction of or a change in the interpretation of any applicable law or regulation or (ii) compliance by the Lender with any request or requirement of any governmental agency or regulatory authority (whether or not having the force of law) either (a) the cost to the Lender of making an Advance hereunder is increased or (b) the Lender is or becomes liable to pay any tax (other than any tax on any net income of the Lender) on or calculated by reference to the amount of any Advance made, funded or maintained by it hereunder or of any sum received or receivable by the Lender on or in relation to this Agreement, the Borrower shall and hereby covenants that it will, at the request of the Lender, indemnify the Lender against (x) such increased cost or (y) such liability.

15.2 The Lender will as soon as practicable give the Borrower notice of any event which would result in the Borrower being obliged to pay any additional sums as contemplated in Subsection 15.1. The statement of the Lender as to the amount of any additional sums payable pursuant to Subsection 15.1 duly signed by officers of the Lender shall be conclusive and binding on the Borrower and shall oblige it to pay to the Lender the additional sums therein requested on the date specified therein. Should any event result in an increased cost equal to or exceeding one hundred (100) basis points (one percent per annum), the Borrower may within ninety (90) days of receipt of such notice voluntarily prepay all or part of the Outstanding Principal Balance without the imposition of a prepayment premium so long as the Borrower with such prepayment, pays to, or reimburses the Lender for, the Lender's cost of liquidating and redeploying fixed deposits which the Lender may have made or obtained in connection with its making of the Facility.

16. EVENTS OF DEFAULT

16.1 If

          (a) the Borrower shall fail to pay within seven (7) days of the due date or the date of demand, as the case may be, any sum due hereunder or under the Promissory Note or any Security Document to which it is a party; or

          (b) any representation or warranty made by either the Borrower or the Leasing Agent in this Agreement or in any Security Document or any certificate or statement made or delivered hereunder or thereunder is or proves to have been incorrect in any material respect when made, or if repeated or deemed repeated at any time during the continuance of this Agreement, would no longer be correct and accurate in all material respects; or

          (c) any default in the due compliance with the provisions of Subsection 11.1 of this Agreement; or

          (d) either the Borrower or the Leasing Agent defaults in the due performance and observance of any of the terms, covenants or conditions of this Agreement or any Security Document to which it is a party (other than any such term otherwise subject of this Section 16) and, if and only if such default is capable of remedy, such default is not remedied within thirty (30) days after notice thereof is given by the Lender; or

          (e) any loan, debt, guarantee or other obligation in excess of $500,000 constituting Indebtedness of either the Borrower or the Leasing Agent, becomes due prior to its specified maturity by reason of default or is not paid when due unless the same is being contested in good faith and by appropriate proceedings and adequate reserves are being maintained therefor, and the Lender has not waived in writing the Event of Default constituted by such default or non-payment (such waiver subject to any conditions contained therein); or

          (f) pursuant to the terms of the Note Agreements, or any document executed in connection therewith, any person(s) becomes entitled to enforce their rights or remedies against the Borrower or any Subsidiary thereof;

          (g) either the Borrower or the Leasing Agent suspends or threatens to suspend its operations or transfers or disposes of all or a substantial part of its undertaking or assets; or

          (h) either the Borrower or the Leasing Agent (i) is unable or admits in writing its inability to pay its lawful debts as they mature, or (ii) makes a general assignment for the benefit of, or a composition with, its creditors; or

          (i) any proceedings are commenced in, or any order or judgment is given by, any court for the liquidation, winding-up, bankruptcy, reorganization or reconstruction of either the Borrower or the Leasing Agent or for the appointment of a receiver or liquidator or similar officer of either the Borrower or the Leasing Agent or of all or any part of its assets and is not vacated or stayed within forty-five (45) days; or

          (j) any authorization, approval, consent, license, exemption, registration, notification or other requirement of any governmental, state or local authority or public body necessary for the validity, enforceability or legality of this Agreement or any Security Document or the performance thereof ceases for any reason to be in full force and effect; or

          (k) there is, after the date hereof, any change in the ownership of the Equipment; or

          (l) any of the Lender's material rights or powers of enforcement against or in respect of the Equipment under the Security Documents becomes unenforceable; or

          (m) the due performance in accordance with the terms of this Agreement or any Security Document becomes illegal under the law of the country of incorporation of any party thereto or under the laws of the State of New York; or

THEN, and in any such event and at any time thereafter the Lender may take any or all of the following actions:

               (i) by written notice to the Borrower declare the Outstanding Principal Balance to be immediately due and payable, whereupon the total of the Obligations shall become so payable, provided that upon the happening of an Event of Default specified in Subsection (e), (g) or (h) of this Subsection 16.1, the total of the Obligations shall be immediately due and payable without any declaration to the Borrower being required, and/or

               (ii) take all  such  steps  as may be open to it to  protect  and enforce the security held by the Lender in respect of the Borrower's Obligations and the Leasing Agent's obligations hereunder, under the Promissory Note and under the Security Documents to ensure compliance by the Borrower and Leasing Agent with all such obligations, including without limitation those specified in Subsection (i) above;

and, further,  the Borrower  will  provide the Lender  with:

               (i) access to the information system (providing the equipment management and tracking logistics) related to all equipment owned by the Borrower, the Leasing Agent or any of the Borrower's Subsidiaries; and

               (ii) any  and  all  reasonable   assistance,   co-operation   and
                    information which in the opinion of the Lender is necessary in order to ascertain the location and condition of all equipment owned by the Borrower, the Leasing Agent or any of the Borrower's Subsidiaries.

16.2 The Borrower agrees to, and shall, indemnify and hold the Lender harmless against any loss (excluding any consequential damages), as well as against any reasonable costs or expenses (including reasonable legal fees and expenses), which the Lender sustains or incurs as a consequence of any default in payment of the principal amount of the Facility, interest accrued thereon or any other amount payable under the Promissory Note or any Security Document, including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Facility and/or any portion thereof. The certification of the Lender of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrower.

16.3 Except as otherwise provided in any Security Document, all moneys received by the Lender under or pursuant to this Agreement, the Promissory Note or any of the Security Documents after the occurrence and continuation of any Event of Default (unless cured to the satisfaction of the Lender) shall be applied by the Lender in the following manner:

     (a) First, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Lender in connection with the ascertainment, protection or enforcement of its rights and remedies under this Agreement, the Promissory Note or any of the Security Documents;

     (b)  Secondly, in or towards payment of any interest owing on the Facility;

     (c) Thirdly, in or towards repayment of principal owing in respect of the Facility;

     (d) Fourthly, in or towards payment of all other sums which may be owing to the Lender under this Agreement, the Promissory Note or any of the Security Documents; and

     (e) Fifthly, the surplus (if any) shall be paid to the Borrower or to whosoever else may be entitled thereto.

16.4 If the proceeds received by the Lender under this Agreement, the Promissory Note or any of the Security Documents shall be insufficient to pay the amounts then due and payable to the Lender as set forth above in this Subsection 16.3, the Borrower shall forthwith pay any balance of such amounts remaining unpaid to the Lender or as the Lender directs, and any deficiencies remaining thereafter may be entered as a judgment against the Borrower in any court of competent jurisdiction

17. SYNDICATION

17.1 The Lender has the right to syndicate the Facility or any part thereof to a third party or parties (hereinafter, "Additional Banks"). If and to the extent the Facility is syndicated, the Lender shall have the right to act as agent or to appoint a successor as agent (the "Agent") for the Additional Banks under this Agreement, the Promissory Note and the Security Documents and any and all documents, certificates and other papers contemplated by, or executed and/or delivered pursuant to this Agreement, the Promissory Note and any of the Security Documents. The appointment of any Agent, other than the Lender, shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. All communications under this Agreement, the Promissory Note or under any Security Document shall be made between the Borrower on the one hand and the Agent, on the other hand. Additionally, the Borrower shall be entitled to rely conclusively upon any communication received from the Agent as having been authorized and sent by and on behalf of the Additional Banks. The Additional Banks shall be bound by any waiver or modification of this Agreement made by the Lender and shall be bound if the Lender excuses performance of any provision set forth in this Agreement, the Promissory Note, the Security Documents, or any other documents referred to herein or therein. No Additional Bank shall be entitled to make a demand upon or begin an action against the Borrower.

     All costs of syndication, including legal fees, shall be paid by the Lender.

     As a prerequisite to syndication to an Additional Bank which is organized under the laws of a jurisdiction outside of the United States of America, the potential Additional Bank shall agree as follows:

          (a) To complete and deliver to the Borrower on or before the date of the first Advance (or, in the case of a transfer of an interest in the Facility, on or before the effective date of the transfer) the following;

               (i) United States Internal Revenue Service Form W-8 (certifying that it is organized in a jurisdiction outside of the United States of America),

               (ii) if it is entitled to benefits under an income tax convention to which the United States of America is a party (withbenefits comparable to those contained in the United States Tax Convention with the Netherlands) and if the income receivable pursuant to this Agreement is not effectively connected with the conduct by the Additional Bank of a trade or business in the United States of America, Internal Revenue Service Form 1001,


               (iii)if the  income  receivable  pursuant  to this  Agreement  is effectively connected with the conduct by the Additional Bank of a trade or business in the United States of America, Internal Revenue Service Form 4224; and

          (b) to complete and deliver to the Borrower any successor or additional forms required to secure an exemption from, or reduction in the rate of, income tax withholding imposed by the United States of America, and amend or supplement such forms as necessary.


17.2 Upon the request of the Lender the Borrower shall agree to participate in the negotiation and entering into of an agency agreement relating to the Lender's syndication of the Facility, the form and substance of which agreement shall be consistent with the terms of this Agreement, including without limitation Subsection 18.1, and otherwise mutually acceptable to the Borrower, the Agent and the Lender.

17.3 The Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrower or the Leasing Agent and provided to it by the Borrower or the Leasing Agent, in connection with this Agreement or any Security Document, and neither it nor any of its affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement or any Security Document; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or the Leasing Agent, provided that such source is not bound by a confidentiality agreement with the Borrower or the Leasing Agent known to the Lender; provided, however, that the Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of the Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law or requirement of law; (D) to the Lender's independent auditors and other professional advisors; and (E) in connection with any enforcement proceedings under or in connection with this Agreement, the Promissory Note or any Security Document. Notwithstanding the foregoing, the Borrower and the Leasing Agent authorize the Lender to disclose to any Additional Bank, transferee of assignee of the Lender and to any prospective Additional Bank, transferee or assignee of the Lender, such financial and other information in the Lender's possession concerning the Borrower and the Leasing Agent which has been delivered to the Lender pursuant to this Agreement or which has been delivered to the Lender by the Borrower or the Leasing Agent in connection with the Lender's credit evaluation of the Borrower or the Leasing Agent prior to entering into this Agreement; provided that, unless otherwise agreed by the Borrower or the Leasing Agent, such Additional Bank, transferee or assignee of the Lender, agrees in writing to the Lender to keep such information confidential to the same extent required of the Lender hereunder.

18.  BENEFIT OF AGREEMENT

     This Agreement shall be binding on and enure to the benefit of the Borrower and the Lender and their successors and assigns. The Lender may assign the whole or part of its rights hereunder, under the Promissory Note or under the Security Documents for syndication purposes subject to and in accordance with the terms and conditions of Section 17 hereof. Neither the Borrower nor the Leasing Agent may assign any of its rights or obligations hereunder or under the Promissory Note or any of the Security Documents without the prior written consent of the Lender.

19.  MISCELLANEOUS

19.1 Whenever any sum falls due hereunder on a non-Business Day it shall, unless stated otherwise, be paid on the next succeeding Business Day (unless such next Business Day fall in the next succeeding calendar month in which event the due date for such sums shall be the immediately preceding Business Day), and any such delay shall be taken into account in computing any interest or commission payable on such date.

19.2 If the Lender chooses to waive delivery of any document whose delivery is called for hereunder by a certain date, the Borrower shall procure the delivery thereof within seven days after that date.

19.3 If at any time any provision hereof is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.


19.4 No failure to exercise nor any delay in exercising on the part of the Lender of any right or remedy hereunder or under the Promissory Note or under any Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or of the exercise of any other right or remedy. The rights and remedies provided herein and in the Promissory Note and the Security Documents are cumulative and not exclusive of any rights or remedies provided by law.


19.5 This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which shall constitute an original, but all the counterparts together shall constitute but one and the same instrument.


20.   COSTS

20.1 The Borrower shall reimburse the Lender for all reasonable fees and out-of-pocket expenses (including legal fees to a maximum of $40,000, not including disbursements or filing agent's fees) incurred by the Lender in connection with the negotiation, preparation and execution of this Agreement, the Promissory Note and the Security Documents whether this transaction is completed or not, unless the transaction fails to close because of the willful misconduct of the Lender and shall further reimburse the Lender for all fees and costs incurred by the Lender in the preservation or enforcement of any right against any of the Borrower hereunder or under the Promissory Note or any Security Document or in connection with any proposed restructuring in lieu thereof (except for syndication fees).

20.2 The Borrower shall pay all stamp duty and other duties or taxes to which any document referred to in Subsection 20.1 is or at any time may be subject and shall indemnify the Lender against any liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such duty or tax.

20.3 As conclusive proof of the extent of the Borrower's indebtedness arising out of Sections 20.1 and 20.2 above the Lender shall provide a copy of an entry in the Lender's books, produced by the Lender and certified by the Lender as being in agreement with the original.

21.      NOTICES

     Save as otherwise provided herein, each notice, request or other communication to be given or made hereunder or under the Promissory Note or the Security Documents shall be given, unless stated otherwise, in writing or by telex or telefax number addressed to:

                             the Borrower:

                             PLM International Inc.
                             One Market
                             Steuart Street Tower, Suite 800
                             San Francisco, California 94105-1301
                             Telephone Number:  (415) 905 7325
                             Telefax Number:    (415) 905 7326
                             Attention:         Richard Brock

                             the Lender:

                             MEESPIERSON N.V.
                             Coolsingel 93
                             3012 AE Rotterdam - The Netherlands
                             Telephone Number:   31.10 401 6160
                             Telefax Number:     31.10 401 6343
                             Attention:  Hans Hanegraaf

or in either case, to the last published telex number or telefax or address of such party.

           Any notice, request, demand or other communication to be given or made to the Borrower shall be deemed to have been delivered forty-eight hours after having been dispatched in an envelope addressed as aforesaid by express courier, or in the case of notice given by telex, telefax or cable upon dispatch, or if left at the address of the Borrower aforesaid, at the time it was delivered.

22.      GOVERNING LAW, JURISDICTION, JURY WAIVER

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

           The Borrower agrees that any legal action or proceeding arising out or in pursuance of this Agreement, the Promissory Note or any of the Security Documents may be brought in the Courts of the State of New York, U.S.A. or in the United States District Court of the Southern District of New York, which courts shall have jurisdiction to hear and determine any such legal action or proceeding. Such submission shall not (and shall not be construed as to) limit the right of the Lender to commence any proceedings relating to this Agreement, the Promissory Note or any of the Security Documents in whatsoever jurisdiction it shall deem fit. The Borrower agrees that any writ, notice, order or judgment or other legal process or documents in connection with such proceedings may be served upon the Borrower by delivering the same by mail (airmail, if international) to the Borrower at the address indicated for notices in Section 21 hereof and that such service shall be deemed good service on the Borrower for all purposes.

          IT IS MUTUALLY AGREED BY AND BETWEEN THE BORROWER AND THE LENDER THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE OR THE SECURITY DOCUMENTS.

     IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute deliver this Agreement on the day and year first above written.

                             PLM INTERNATIONAL, INC.


                             By:________________________
                             Name:
                             Title:

                             MEESPIERSON N.V.


                             By:_________________________
                             Name:
                             Title:


                             By:_________________________
                             Name:
                             Title:

                              CONSENT AND AGREEMENT



         The undersigned, referred to in the foregoing Agreement as the "Leasing Agent", hereby consents and agrees to said Agreement and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the undersigned pursuant to or in connection with said Agreement and particularly agree to be bound by the representations, warranties and covenants relating to the undersigned contained in Sections 2, 3, 11 and 17 of said Agreement to the same extent as if the undersigned were a party to said Agreement.


                                   PLM RENTAL, INC,
                                   as Leasing Agent


                                   By:_________________________
                                   Name:
                                   Title: